                                             REGISTRATION STATEMENT NO. 33-62973
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           FORD MOTOR CREDIT COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   38-1612444
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

           THE AMERICAN ROAD, DEARBORN, MICHIGAN 48121 (313) 322-3000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              J. D. BRINGARD, ESQ.
                           FORD MOTOR CREDIT COMPANY
                               THE AMERICAN ROAD
                            DEARBORN, MICHIGAN 48121
                                 (313) 322-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                            ------------------------

    IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /
    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE
OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. /X/
    IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
    IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
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
               TITLE OF EACH                                    PROPOSED          PROPOSED
                  CLASS OF                       AMOUNT          MAXIMUM          MAXIMUM         AMOUNT OF
                 SECURITIES                      TO BE       AGGREGATE PRICE     AGGREGATE      REGISTRATION
              TO BE REGISTERED                 REGISTERED       PER UNIT       OFFERING PRICE        FEE
------------------------------------------------------------------------------------------------------------
Ford Motor Credit Company Variable
  Denomination Floating Rate
  Demand Notes..............................  $500,000,000         100%*        $ 500,000,000*    $ 172,414**

===============================================================================
 * Estimated solely for the purpose of determining the amount of the registration fee.
** Previously paid.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
===============================================================================

                             SUBJECT TO COMPLETION

                             DATED JANUARY 16, 1996

                              [FORD MOTOR LOGO]

                           FORD MOTOR CREDIT COMPANY

                                  $500,000,000
                             VARIABLE DENOMINATION
                           FLOATING RATE DEMAND NOTES
                    OFFERED AS SET FORTH HEREIN PURSUANT TO
                           FORD MONEY MARKET ACCOUNT
                            ------------------------

     THE VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES (THE "NOTES") ARE BEING ISSUED AND OFFERED BY FORD MOTOR CREDIT COMPANY ("FORD CREDIT") PURSUANT TO THE FORD MONEY MARKET ACCOUNT PLAN (HEREINAFTER CALLED "FORD MONEY MARKET ACCOUNT" OR THE "PLAN"). THE PLAN IS DESIGNED TO PROVIDE CERTAIN INVESTORS ASSOCIATED WITH FORD CREDIT OR FORD MOTOR COMPANY ("FORD") A CONVENIENT MEANS OF INVESTING FUNDS DIRECTLY WITH FORD CREDIT. INVESTMENTS BY AN INVESTOR PURSUANT TO THE PLAN WILL BE USED TO PURCHASE A NOTE, THE PRINCIPAL AMOUNT OF WHICH WILL BE EQUAL TO THE AGGREGATE OF ALL INVESTMENTS BY THE INVESTOR, TOGETHER WITH INTEREST ACCRUED THEREON, LESS THE AGGREGATE OF ANY REDEMPTIONS, AND WILL BE CREDITED TO AN ACCOUNT (THE "PLAN ACCOUNT") ESTABLISHED FOR THE INVESTOR BY THE AGENT BANK (AS HEREINAFTER DEFINED). SEE "DESCRIPTION OF NOTES", "HOW TO INVEST" AND "AGENT BANK AND ADMINISTRATION" IN THE PLAN SUMMARY.

     THE NOTES EARN INTEREST AT A FLOATING RATE PER ANNUM EQUAL TO THE MOST RECENT SEVEN-DAY AVERAGE YIELD (NON-COMPOUNDED) FOR ALL TAXABLE MONEY FUNDS REPORTED WEEKLY IN MONEY FUND REPORT(R) PLUS 1/4 OF ONE PERCENTAGE POINT (THE "BASE RATE"). IN ADDITION, FORD CREDIT MAY FROM TIME TO TIME, AT ITS SOLE DISCRETION, INCREASE THE RATE OF INTEREST PAYABLE ON THE NOTES BY ADDING TO THE BASE RATE, FOR ALL OR LESS THAN ALL OF THE NOTES ISSUED PURSUANT TO THE PLAN, AN INCREMENTAL PER ANNUM RATE (THE "INCREMENTAL RATE"). INTEREST PAYABLE ON NOTES WILL ACCRUE DAILY AND BE CREDITED TO EACH INVESTOR'S PLAN ACCOUNT AS OF THE LAST DAY OF EACH CALENDAR MONTH. SEE "INTEREST RATE INFORMATION" IN THE PLAN SUMMARY.

FOR CURRENT INTEREST RATE INFORMATION INVESTORS MAY CALL TOLL-FREE 800-462-2614

     INFORMATION WITH RESPECT TO HOW TO INVEST IN NOTES AND HOW TO REDEEM NOTES CAN BE FOUND UNDER "HOW TO INVEST" AND "HOW TO REDEEM INVESTMENTS" IN THE PLAN SUMMARY. FURTHER INFORMATION ABOUT THE NOTES CAN BE FOUND UNDER "DESCRIPTION OF NOTES" IN THE PLAN SUMMARY.

     THE NOTES AND THE PLAN ACCOUNTS REPRESENTED THEREBY ARE NON-TRANSFERABLE. FORD CREDIT RESERVES THE RIGHT TO WITHDRAW, CANCEL OR MODIFY THE OFFER MADE HEREBY AT ANY TIME. FORD CREDIT MAY REJECT ANY OFFER TO PURCHASE NOTES IN WHOLE OR IN PART.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                            ------------------------
                The date of this Prospectus is January   , 1996

                             AVAILABLE INFORMATION

     FORD CREDIT AND FORD ARE SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 AND IN ACCORDANCE THEREWITH FILE REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION"). AS USED HEREIN, "FORD" REFERS TO FORD MOTOR COMPANY AND ITS SUBSIDIARIES UNLESS THE CONTEXT OTHERWISE REQUIRES. SUCH REPORTS AND OTHER INFORMATION CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AND AT THE FOLLOWING REGIONAL OFFICES OF THE COMMISSION: 7 WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, NEW YORK 10048 AND NORTHWEST ATRIUM CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AT PRESCRIBED RATES. SUCH REPORTS AND OTHER INFORMATION CONCERNING FORD CREDIT AND FORD CAN ALSO BE INSPECTED AT THE OFFICES OF THE NEW YORK STOCK EXCHANGE, INC., 20 BROAD STREET, NEW YORK, NEW YORK 10005, ON WHICH CERTAIN OF FORD CREDIT'S DEBT SECURITIES ARE LISTED.

     Ford Credit has filed with the Commission a Registration Statement under the Securities Act with respect to the Debt Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. The information so omitted may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Ford Credit's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 10-K Report"), Ford Credit's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 (the "First Quarter 10-Q Report"), June 30, 1995 (the "Second Quarter 10-Q Report") and September 30, 1995 (the "Third Quarter 10-Q Report") and Ford Credit's Current Reports on Form 8-K dated January 17, 1995, February 10, 1995, February 17, 1995, February 21, 1995, March 24, 1995, July 19, 1995, October 5, 1995, October 10, 1995, October 17, 1995,
October 20, 1995, November 6, 1995, November 27, 1995, December 7, 1995, December 14, 1995 and January 5, 1996 are incorporated in this Prospectus by reference. All documents filed by Ford Credit pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Such reports include, and such documents may include, information concerning Ford, as well as Ford Credit.


     FORD CREDIT UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. WRITTEN OR TELEPHONIC REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO FORD MOTOR CREDIT COMPANY, THE AMERICAN ROAD, DEARBORN, MICHIGAN 48121, ATTENTION: PUBLIC AFFAIRS DEPARTMENT (TELEPHONE 313-594-1096).


                            ------------------------

                           FORD MONEY MARKET ACCOUNT
                                  PLAN SUMMARY

                                    GENERAL

     Rights of investors under the Plan, and the limitations on such rights, together with the principal provisions of the Plan, are summarized in the next few pages. This summary is subject to the detailed provisions of the Plan, which are controlling. A copy of the Plan is filed as an exhibit to the Registration Statement of which this Prospectus is a part. A copy of the Plan will be made available to any investor upon written or telephonic request. Written or telephone requests for a copy of the Plan should be directed to Ford Motor Credit Company, The American Road, Dearborn, Michigan 48121, Attention:
Secretary (Telephone 313-594-9876).

     All investments under the Plan are used to purchase Notes. A Note evidencing investments under the Plan and interest thereon is issued to each investor upon initial establishment of a Plan Account. The principal amount of the Note, plus interest accrued and unpaid thereon, is recorded on a register maintained by The Northern Trust Company (the "Agent Bank").

     Current account information can be obtained by calling toll-free 800-462-2614. The investor also may write to Ford Money Market Account, The Northern Trust Company, P.O. Box 75936, Chicago, Illinois 60675-5936 to obtain such information. Further information about the Plan and assistance in opening an account can be obtained by calling the above number or writing to the above address.

     A Plan Account is not equivalent to a bank account and is not subject to the protection of the Federal Deposit Insurance Corporation or other insurance. Since all funds under the Plan will be invested in the securities of a single issuer (Ford Credit), investors will not have the advantage of diversification offered by money funds and will not have the protection provided by the Investment Company Act of 1940.

     The mailing address of the principal executive offices of Ford Credit is The American Road, Dearborn, Michigan 48121. The telephone number of such offices is (313) 322-3000.

                            ------------------------

                           INTEREST RATE INFORMATION

     Investments in Notes under the Plan earn interest at a floating rate per annum equal to (i) the Base Rate (such rate being the most recent seven-day average yield (non-compounded) for all taxable money funds reported weekly in Money Fund Report(R)*, plus an additional 1/4 of one percentage point) plus
(ii) the Incremental Rate, if any.** Interest on amounts credited to Plan Accounts is accrued daily and credited to Plan Accounts monthly as of the last day of each month.

     The interest rate is determined and becomes effective on the next following Monday each time a new seven-day average yield (non-compounded) for all taxable money funds reported in Money Fund Report(R) is available. The new seven-day average yield (non-compounded) plus an additional 1/4 of a percentage point becomes the Base Rate for the following seven-day period. If in any week

---------------

      * Money Fund Report(R) is a registered trademark of IBC/Donoghue, Inc.

     ** Some individual taxable money funds from time to time may have earned (or may earn) yields greater than those provided under the Plan.

Money Fund Report(R) is not available, the Base Rate for the following calendar week will be the same as that for the previous calendar week. If Money Fund Report(R) ceases to be published, an approximately equivalent effective Base Rate for investments under the Plan will be determined on the basis of a formula established by Ford Credit.

     Money Fund Report(R) is published weekly and includes yield statistics for nearly all taxable money funds in operation. The reported yields are obtained from the money funds themselves and are stated on a consistent simple interest basis to represent the annualized total yield to the investor, after deducting any management fees and expenses of each of the money funds. While Money Fund Report(R) states that the yield information obtained from money funds is screened by the publisher, no guarantee of the accuracy of the information contained in Money Fund Report(R) is made by Ford Credit.

     Interest credited for any given past period on investments under the Plan is not an indication or representation of future results. Because the weekly interest rate applicable to investments under the Plan may fluctuate, such information may not provide a basis for comparison with bank deposits, other investments which pay a fixed yield for a stated period of time, or investment companies, including money funds, which may use a different method of calculating yield. For information on the current interest rate applicable to investments under the Plan, call toll-free 800-462-2614.

                                 HOW TO INVEST

GENERAL

     Investments in Notes under the Plan may be made at any time, without charge to the investor, by check, by wire transfer, by automatic charge to the investor's bank account or by such other means as Ford Credit shall from time to time determine. The minimum initial amount which investors may invest under the Plan is $250. The minimum amount for subsequent investments is $50. A minimum investment balance (presently set at $250) must be maintained in each account at all times. All investments must be made in U.S. dollars. Accounts may be individual, joint, custodial or trust accounts and may be opened by individuals, corporations, partnerships, firms or associations.

INVESTMENTS BY CHECK

     Investments may be made by sending a check to Ford Money Market Account, The Northern Trust Company, P.O. Box 75935, Chicago, Illinois 60675-5935. Checks should be made payable to the Ford Money Market Account. Checks opening an account must be for a minimum of $250 and should be accompanied by a completed account application. For subsequent investments, investors with existing accounts should indicate their account number on the check and enclose an investment form which has been provided as a detachable stub on statements and investment confirmations mailed by the Agent Bank. Check investments sent regular mail and received by the Agent Bank prior to 9:00 a.m. E.S.T. will be credited to the investor's investment account on the first business day following the business day on which the check investment is received by the Agent Bank in proper form. Investments received by the Agent Bank after that time on a business day, or received by the Agent Bank on a non-business day, will be credited to the investor's account on the day following the first business day after such investment is received. Investment checks sent by overnight delivery and received by the Agent Bank will be credited to the investor's account on the first business day following receipt. Interest will begin to accrue on the check investment when the check is credited to the investor's account. Checks are accepted subject to collection at full face value in U.S. funds and must be drawn in U.S. dollars on a bank in the U.S. Investments made by check may be redeemed after 5 business days or such shorter time as shall be determined from time to time by Ford Credit.

INVESTMENTS BY WIRE

     Investors may invest in Notes under the Plan by wiring Federal Funds to Ford Money Market Account, The Northern Trust Company. Federal Funds are a commercial bank's deposits in a Federal Reserve Bank and can be transferred on the same day from one bank which is a member of the Federal Reserve System to another bank which also is a member of the System. The Routing Code of The Northern Trust Company for wire transfers is 0710-00152. For all wire investments, the wire must include the name of the Plan and the investor's name, address, and investment account number. Investments made by Federal Funds received by the Agent Bank prior to 2:00 p.m. E.S.T. will be credited to the investor's account on the business day received. Investments by wire transfer received after the aforementioned time on a business day or on a non-business day will be credited to the investor's account on the first business day after such investment is received. Interest will commence to accrue on the business day the investment is credited to the investor's account. Wiring funds other than Federal Funds to the Agent Bank may result in a delay in crediting the wire investment to the investor's account. Neither Ford Credit nor the Agent Bank will be responsible for delays in the funds wiring system.

INVESTMENTS BY AUTOMATIC OR PERIODIC CHARGE TO BANK ACCOUNTS

     Investors may invest in Notes under the Plan by authorizing the Agent Bank to make automatic monthly or periodic charges of $50 or more to their bank accounts. Upon receipt of written authorization in proper form, the Agent Bank will prepare an electronic funds transfer drawn against an investor's bank account for the prescribed amount and will invest the proceeds in the investor's Plan Account. The proceeds will accrue interest under the Plan on the same conditions as set forth under "Investments by Check". Investors may change the amount of the automatic or periodic investment (subject to the $50 monthly minimum) or terminate investments at any time by providing notice in writing to the Agent Bank. The requested change or termination will be effective as soon as practicable after receipt of written notice by the Agent Bank.

     To establish the Automatic or Periodic Charge to bank accounts, investors should obtain the necessary authorization forms directly from the Agent Bank.

INVESTOR ACCOUNTS

     The Agent Bank maintains a Plan Account for each account opened by an investor. The account balance is equal to all amounts invested in such account, together with interest accrued thereon, and less redemptions. Shortly after the end of each month, the Agent Bank will send an account statement to each investor setting forth a summary of all transactions in the investor's Plan Account during the month, including beginning and ending account balances and interest paid for the month. Separate statements will be sent for each open account. The full amount of the taxable interest income reportable for Federal income tax purposes for the year also will be provided.

     An investor may close an account(s) and terminate participation in the Plan at any time by notifying the Agent Bank. In such event, the principal amount of the Note issued with respect to the account, plus accrued and unpaid interest, will thereupon be redeemed and the proceeds distributed by wire or by mail in accordance with the applicable wire or mail redemption instructions.

     Because of the relatively high cost of maintaining small accounts, Ford Credit reserves the right to close any Plan Account with a current balance of less than $250. The account will be closed by redeeming the principal amount of the Note, plus accrued and unpaid interest, and mailing the proceeds to the registered address. The investor will be notified if a Plan Account is to be closed.

     In addition, Ford Credit reserves the right to close any Plan Account as to which the redemption provisions or other provisions of the Plan have been abused.

                           HOW TO REDEEM INVESTMENTS

GENERAL

     An investor may redeem all or any part of an investment at any time without charges or penalties. Investments may be redeemed by writing a redemption check, by writing, telephoning or telexing a request for redemption by bank check and by wire transfer. If the amount to be redeemed represents an investment made by check, the redemption request will not be honored if made within a period of 5 business days from the receipt of such investment check. Investors who need more immediate access to their funds may avoid this delay by investing under the Plan through one of the other available means of investment. Investors liquidating their holdings and closing their accounts will receive all accrued and unpaid interest.

REDEMPTION BY BANK CHECK

     An investor may redeem investments in an account at any time by writing, telephoning or telexing the Agent Bank requesting redemption. Redemptions will be made by bank check, ($250 minimum) mailed to the registered account address. If the investor has not selected this Redemption by Bank Check Option, the redemption request must be accompanied by guaranteed signatures of all Registered Account Owners. The signatures must be guaranteed. Guarantees must be signed by an authorized signatory and the statement "Signature Guaranteed" must appear with the signature. Notarized signatures are not sufficient. The signature guarantee is to prevent fraud or misrepresentation and is for the protection of the investor. In certain instances, additional documentation may be required including, but not limited to, trust instruments, birth certificates, death certificates, or appointments as executor or administrator.

     Written requests for redemption by bank check should be sent to Ford Money Market Account, The Northern Trust Company, P.O. Box 75936, Chicago, Illinois 60675-5936. All written requests for redemption require the signatures of all persons in whose names the account is registered, including joint owners, signed exactly as their names appear on the Account Application submitted to the Agent Bank. If the request in proper form for redemption by bank check is received by the Agent Bank in its Ford Money Market Account Servicing Area prior to 11:00 a.m. E.S.T. on a business day, the bank check normally will be mailed on that business day. Bank checks normally will be mailed on the next business day if the redemption request, in proper form, is received by the Agent Bank after 11:00 a.m. E.S.T. on a business day. Interest will accrue to but not including the business day the bank check is prepared.

     Written and telephone redemption requests should not be made to Ford or Ford Credit.

CHECK REDEMPTION

     Investors will be provided with a supply of redemption checks free of charge following receipt by the Agent Bank of a properly completed Account Application on which the Check Redemption Option is requested. If the Check Redemption Option is requested by written request after an Account Application has been submitted, all owners of the Plan Account must sign the written request and have their signatures guaranteed as described above under "Redemption by Bank Check". Investors electing the Check Redemption Option may order additional redemption checks by using the check reorder form in their current checkbook or by telephoning The Northern Trust Company toll-free at 800-462-2614. Redemption checks will be sent only to the Registered Account Owners and only to the Registered Account Address. Election of the Check Redemption Option does not create a checking or other bank account or a depositor or banking relationship with the Agent Bank or Ford Credit.

     The investor may make redemption checks payable to the order of anyone in any amount not less than $250. Checks presented for less than the minimum redemption amount will not be honored. If the investor's account is a joint account with others, all must sign the redemption checks unless specified differently on the Account Application or subsequent written request and so indicated on the checks. The amount of the Note to be redeemed by check will continue accruing interest until the redemption check is presented for payment.

     If the amount of a redemption check is greater than the balance in the investor's Plan Account, the check will not be honored and will be returned marked "insufficient funds" and the investor will be charged the fee normally charged by the banking system. Investors also will be charged for placing a stop order on a redemption check. Redemption checks on which payment has been made will be returned to the investor by the Agent Bank only upon the investor's request. Ford Credit reserves the right at any time to modify, terminate or suspend the procedures permitting check redemptions.

REDEMPTION BY WIRE TRANSFER

     By selecting the Redemption by Wire Transfer Option on the Account Application or in a subsequent written request, investors may arrange to have redemption proceeds of $1,000 or more wired in Federal Funds to a predesignated bank account. By use of this redemption option, the investor authorizes the Agent Bank to act on telephone, telex or written redemption instructions, without signature guarantees, from any person or persons representing themselves to be the registered owners of the account. The Agent Bank's records of such instructions are binding. In order to be eligible for redemption by wire transfer, the investor must designate the U.S. commercial bank, savings bank or credit union and account number to receive wire redemption proceeds. If the wire redemption request, in proper form, is received by the Agent Bank prior to 2:00 p.m. E.S.T. on a business day, redemption proceeds will normally be wired to the predesignated bank account on that business day. Redemption proceeds will normally be wired to the predesignated bank account on the next business day if the redemption request, in proper form, was received by the Agent Bank after 2:00 p.m. E.S.T. Interest will accrue to but not including the business day the redemption proceeds are wired.

     An investor who has not selected the Redemption by Wire Transfer Option on the Account application or in a subsequent written request may request redemption by wire transfer subject to the conditions described in the preceding and following paragraphs and to the additional condition that such request be in writing accompanied by guaranteed signatures of all Registered Account Owners whose signatures are required for a redemption by check.

     Wire redemption instructions must include the name of the Plan (Ford Money Market Account), the investor's name, the Plan Account number, the name(s) of the registered owner(s) submitting the wire redemption request and the Routing Code of the predesignated bank. Wire redemption instructions may be effected by telephoning the Agent Bank toll-free at 800-462-2614. The predesignated bank and account number may be changed only upon written request to the Agent Bank with the signature of each registered owner (including joint owners) of the Plan Account guaranteed. Neither the Agent Bank nor Ford Credit will be responsible for delays in the funds wiring system or the authenticity of withdrawal instructions. Wire redemption proceeds will be wired to a predesignated account at a bank that is a member of the Federal Reserve System, or to a correspondent bank of the predesignated bank if the predesignated bank is not a member of the Federal Reserve System. If the correspondent bank fails to notify the predesignated bank immediately, there may be a delay in crediting the funds to the predesignated bank account. The procedures permitting redemptions by wire may be modified, terminated or suspended at any time by Ford Credit.

                              DESCRIPTION OF NOTES

GENERAL

     The Notes are issuable under an Indenture dated as of July 1, 1985, as supplemented (the "Indenture"), between Ford Credit and The Bank of New York (The Bank of New York, in its capacity as Trustee under the Indenture, or any successor trustee is hereinafter referred to as the "Trustee"). A copy of the Indenture also is filed as an exhibit to the Registration Statement, filed with the Commission, covering the offering of Notes under the Plan, and statements herein relating to the Notes are subject to the detailed provisions of the Indenture. Whenever any particular section of the Indenture or any term used therein is referred to, the statement in connection with which such reference is made is qualified in its entirety by such reference. Ford Credit may from time to time enter into one or more additional supplemental indentures without the consent of the holders of the Notes, providing for the issuance of Notes under the Indenture in addition to the principal amount authorized thereunder on the date of this Prospectus.

     The Notes will be unsecured obligations of Ford Credit, will be issued in registered form only, without coupons, and will be identical except for the issue date. The Notes will not be subject to any sinking fund and will be redeemable at the option of the holder thereof as described below. The Notes will rank prior to all subordinated indebtedness of Ford Motor Credit Company (parent company only) and pari passu with all other indebtedness of Ford Motor Credit Company (parent company only).

LIMITATION ON LIENS

     If Ford Credit or any Restricted Subsidiary shall pledge or otherwise subject to any lien (such a pledge or lien will be defined in the Indenture as a "Mortgage") any of its property or assets, Ford Credit will secure or cause such Restricted Subsidiary to secure the Notes equally and ratably with (or prior to) the indebtedness secured by such Mortgage. This restriction will not apply to Mortgages securing such indebtedness which shall not exceed $5 million in the aggregate at any one time outstanding and will not apply to (a) certain Mortgages created or incurred to secure financing of the export or marketing of goods outside the United States, (b) Mortgages on accounts receivable payable in foreign currencies securing indebtedness incurred and payable outside the United States, (c) Mortgages in favor of Ford Credit or any Restricted Subsidiary, (d) Mortgages in favor of governmental bodies to secure progress, advance or other payments, or deposits with any governmental body required in connection with the business of Ford Credit or a Restricted Subsidiary, (e) deposits made in connection with pending litigation, (f) Mortgages existing at the time of acquisition of the assets secured thereby (including acquisition through merger or consolidation) and certain purchase money Mortgages, and (g) any extension, renewal or replacement of any Mortgage or Mortgages referred to in the foregoing clauses (a) through (f), inclusive. (Section 5.05 in the Indenture)

     The term "subsidiary of the Company" is defined in the Indenture as a corporation a majority of the outstanding voting stock of which is owned, directly or indirectly, by Ford Credit or by one or more subsidiaries of Ford Credit or by Ford Credit and one or more subsidiaries of Ford Credit. The term "Restricted Subsidiary" is defined in the Indenture as a subsidiary of the Company, incorporated in or conducting the major part of its business in the United States, any of the activities of which includes insurance underwriting or which had, at the end of its last quarterly accounting period preceding the date of computation, assets with a value in excess of $1 million representing accounts or notes receivable resulting from the financing of new cars, trucks, tractors and farm and industrial equipment manufactured or sold by Ford or from the financing of used cars, trucks, tractors and farm and industrial equipment of the same types, whether manufactured by Ford or others. (Section 1.01 in the Indenture) Ford Holdings, Inc., ("Ford Holdings") which owns The American Road Insurance Company ("American Road") and the other insurance businesses formerly owned by Ford Credit, is not a subsidiary of the Company and therefore not a Restricted Subsidiary, as such terms are defined in the Indenture. So long as stock of Ford Holdings is directly owned by Ford Credit or by a Restricted Subsidiary, such stock will be subject to this "Limitation on Liens" section. Ford Credit currently owns its stock in Ford Holdings directly but is under no obligation to continue to do so.

MERGER AND CONSOLIDATION

     The Indenture provides that no consolidation or merger of Ford Credit with or into any other corporation shall be permitted, and no sale or conveyance of its property as an entirety, or substantially as an entirety, may be made to another corporation, if, as a result thereof, any asset of Ford Credit or a Restricted Subsidiary would become subject to a Mortgage, unless the Notes shall be equally and ratably secured with (or prior to) the indebtedness secured by such Mortgage, or unless such Mortgage could be created pursuant to Section 5.05 in the Indenture (see "Limitation on Liens" above) without equally and ratably securing the Notes. (Section 12.03 in the Indenture)

EVENTS OF DEFAULT AND NOTICE THEREOF


     The following events are defined in the Indenture as "Events of Default": failure to pay principal or interest when due; failure to perform any other covenants for 90 days after notice; and the bankruptcy, insolvency or related reorganization of Ford Credit. (Section 7.01 in the Indenture)


     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default, give the Noteholders notice of all uncured defaults known to it (the term default to include the events specified above without grace periods); provided that, except in the case of default in the payment of principal or interest on any of the Notes, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Noteholders. (Section 7.07 in the Indenture)

     Ford Credit is required to furnish to the Trustee annually a statement of certain officers of Ford Credit stating whether or not to the best of their knowledge Ford Credit is in default in the performance and observance of the terms of the Indenture and, if Ford Credit is in default, specifying such default. (Section 5.06 in the Indenture)

     The holders of a majority in aggregate principal amount of all outstanding Notes have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section 7.06 in the Indenture) The Indenture provides that, in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee is required to exercise such of its rights and powers under the Indenture, and to use the degree of care and skill in their exercise, that a prudent man would exercise or use in the conduct of his own affairs, but otherwise need only perform such duties as are specifically set forth in the Indenture. (Section 8.01 in the Indenture) Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee reasonable security or indemnity. (Section 8.02 in the Indenture)

MODIFICATION OF THE INDENTURE

     With certain exceptions, under the Indenture, the rights and obligations of Ford Credit and the rights of the Noteholders may be modified by Ford Credit with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding; but no such modifications may be made which would (i) diminish the principal amount of any Note, or accrued and unpaid interest thereon; or (ii) reduce the above-stated percentage of Notes, the consent of the holders of which is required to modify or alter the Indenture, without the consent of the holders of all Notes then outstanding. (Section 11.02 in the Indenture)

CONCERNING THE TRUSTEE

     The Bank of New York, the Trustee under the Indenture, is also the trustee under indentures covering a number of outstanding issues of notes and debentures of Ford Credit and Ford, is a depositary of Ford Credit and Ford, has from time to time made loans to Ford Credit, Ford and its subsidiaries and has performed other services for such companies in the normal course of its business.

                         AGENT BANK AND ADMINISTRATION

     Ford Credit employs The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675 as the Agent for Ford Money Market Account. Services performed by the Agent Bank include establishment and maintenance of Plan Accounts, including transactions processing and accounting; preparation of account statements and other correspondence; investor servicing; advice on the principal balance of Plan Accounts; accrual of interest income and payment of interest earned; and required tax reporting and filings with proper authorities. For these services, Ford Credit pays the Agent Bank an agency and administrative fee monthly based on the number of Plan Accounts in the Plan with positive balances at the end of each month, as well as reasonable out-of-pocket costs (such as, but not limited to, postage, forms, telephone and wire expenses). These costs and all other costs incurred in the operation of the Plan are paid by Ford Credit. Investors are not charged administrative service fees or custodian fees of any kind and are free to invest in or redeem amounts in Plan Accounts at any time without any investment charges or redemption fees or penalties whatsoever except that investors will be charged the fee normally charged by the banking system in the event that either a redemption check is written for an amount in excess of the balance in the investor's Plan Account or an investment check from an investor is returned for insufficient funds. Investors making investments or requesting redemption by wire transfer may be charged applicable fees by the commercial bank handling the transfer. Also, investors may incur charges in obtaining required signature guarantees.

     Ford Credit has created the Ford Money Market Account Committee (the "Plan Committee") all the members and alternate members of which are employees of Ford Credit. The persons elected or appointed to the following offices of Ford Credit are members of the Committee: The President, the Executive Vice President-Finance, and the Vice President-General Counsel. The persons elected or appointed to the following offices of Ford Credit are the alternate members of the Committee: The Chairman of the Board of Directors, the Assistant Treasurer-Debt Management, and the Secretary. The address of each such person is The American Road, Dearborn, Michigan 48121.

     The Committee assists in the administration of the Plan, interprets its provisions, prescribes rules, regulations and forms in connection therewith and sets and adjusts the rate or rates of interest to be paid on the Notes.

                                     TAXES

     The Plan is not qualified under Section 401(a) of the Internal Revenue Code. Accordingly, all interest credited to the Notes or paid in any taxable year is reportable by the investor, and other account holders, as taxable income for Federal income tax purposes. No part of the taxable interest is excludable from taxable income.

     The December statement to the investor or other account holders from the Agent Bank each year will state the full amount reportable as taxable income. The Agent Bank also will file tax information returns as required by law. State and local income taxes and related tax reporting also may be applicable. Investors are individually responsible for complying with applicable Federal, state and local tax laws and should consult their individual tax advisors regarding any specific questions.

                    TERMINATION, SUSPENSION OR MODIFICATION

     Ford Credit expects that Ford Money Market Account will continue in the forseeable future, but reserves the right at any time to terminate, to suspend or from time to time to modify the Plan in part, or in its entirety, or in respect of categories of investors, including investors located in one or more jurisdictions. Ford Credit may, in its discretion, temporarily suspend the acceptance of new investments in Notes without such suspension constituting a suspension or termination of the Plan. Any modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. No termination, modification or suspension may affect the right of an investor to redeem amounts credited to an account or diminish the amounts credited thereto as of the effective date thereof.

                            RIGHTS NOT TRANSFERABLE

     No right or interest in or to a Note or a Plan Account is assignable or transferable in whole or in part except for redemptions and no attempted assignment or transfer otherwise will be effective. Except for redemptions, and except for the right to debit amounts credited in error to a Plan Account, no right or interest of any investor in an account under the Plan shall be liable for, or subject to, any obligation or liability of such investor.

                             ADDITIONAL INFORMATION

                       INFORMATION CONCERNING FORD CREDIT

     Ford Credit was incorporated in Delaware in 1959 and is a wholly-owned subsidiary of Ford. As used herein "Ford Credit" refers to Ford Motor Credit Company and its subsidiaries unless the context otherwise requires.

     Ford Credit provides wholesale financing and capital loans to franchised Ford Motor Company vehicle dealers and other dealers associated with such franchisees and purchases retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealers. In addition, a wholly-owned subsidiary of Ford Credit provides these financing services to other vehicle dealers. More than 84% of all new vehicles financed by Ford Credit are manufactured by Ford or its affiliates. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford, finances certain receivables of Ford and its subsidiaries, and offers diversified financing services which are managed by USL Capital Corporation, a wholly-owned subsidiary of Ford Holdings. Ford Credit also manages the insurance business of American Road, a wholly-owned subsidiary of Ford Holdings. Ford Credit also is a significant equity participant in Ford Holdings whose primary activities are consumer and commercial financing operations, insurance underwriting and equipment leasing.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Notes will be added to the general funds of Ford Credit and will be available for the purchase of receivables, for loans and for use in connection with the retirement of debt. Such proceeds initially may be used to reduce short-term borrowings (commercial paper, borrowings under bank lines of credit and borrowings under agreements with bank trust departments) or may be invested temporarily in short-term securities.

     Ford Credit expects to issue additional long-term and short-term debt from time to time. The nature and amount of Ford Credit's long-term and short-term debt and the proportionate amount of each can be expected to vary from time to time, as a result of business requirements, market conditions and other factors.

                              PLAN OF DISTRIBUTION

     The Notes are offered on a continuing basis by Ford Credit directly on its behalf and no commissions will be paid. Ford Credit may from time to time designate agents in certain jurisdictions through whom Notes may be offered. Such agents shall receive no commissions but shall be reimbursed for certain expenses incurred in connection with such efforts. Ford Credit has the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole or in part.

                                 LEGAL OPINIONS

     The legality of the Notes offered hereby was passed upon for Ford Credit by H.D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit. Mr. Smith is a full-time employe of Ford Credit and owns, and holds options to purchase, shares of Common Stock of Ford.

                                    EXPERTS

     The financial statements which are incorporated in this Prospectus by reference to the 1994 10-K Report have been audited by Coopers & Lybrand L.L.P. ("Coopers & Lybrand"), 400 Renaissance Center, Detroit, Michigan 48243, independent certified public accountants, to the extent indicated in their report therein, and have been so incorporated in reliance upon the report of that firm, given on their authority as experts in accounting and auditing, which report includes an explanatory paragraph indicating Ford Credit changed its methods of accounting for postretirement healthcare benefits and income taxes in 1992.

     With respect to the unaudited interim financial information of Ford Credit for the periods ended March 31, 1995 and 1994, June 30, 1995 and 1994 and September 30, 1995 and 1994, included in the First Quarter 10-Q Report, the Second Quarter 10-Q Report and the Third Quarter 10-Q Report, incorporated by reference in this Prospectus, Coopers & Lybrand have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their reports included in the First Quarter 10-Q Report, the Second Quarter 10-Q Report and the Third Quarter 10-Q Report state that they did not audit and they do not express an opinion on that interim financial information. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because each such report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of such Act.

                                    (FORD LOGO)

                           FORD MONEY MARKET ACCOUNT

JAN.
1996
1531-R

                               TABLE OF CONTENTS

                                          PAGE
                                          ---
Available Information...................    2

Incorporation of Certain Documents by
  Reference.............................    2

PLAN SUMMARY

  General...............................    3

  Interest Rate Information.............    3

  How to Invest.........................    4

  How to Redeem Investments.............    6

  Description of Notes..................    8

  Agent Bank and Administration.........   10

  Taxes.................................   10

  Termination, Suspension or
     Modification.......................   11

  Rights Not Transferable...............   11

ADDITIONAL INFORMATION

  Information Concerning Ford Credit....   12

  Use of Proceeds.......................   12

  Plan of Distribution..................   12

  Legal Opinions........................   12

  Experts...............................   12

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF FORD CREDIT OR FORD MOTOR COMPANY SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SINCE ITS DATE.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

           Securities and Exchange Commission registration fee.......    $ 172,414
           Printing and engraving....................................       50,000
           Accountants' fees.........................................       10,000
           Blue Sky fees and expenses................................       20,000
           Fees and expenses of Trustee..............................       20,000
           Rating Agency fees........................................       80,000
           Miscellaneous expenses....................................       20,000
                                                                         ---------
                            Total....................................    $ 372,414
                                                                         =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware provides as follows:

     145. Indemnification of officers, directors, employes and agents; insurance --

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employe or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employe or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employe or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employe or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employe or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employe or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employe or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employes or agents, so that any person who is or was a director, officer, employe or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employe or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 5 of Article Ninth of the Certificate of Incorporation of Ford Credit provides as follows:

                     LIMITATION ON LIABILITY OF DIRECTORS;
                         INDEMNIFICATION AND INSURANCE.

     5.1. LIMITATION ON LIABILITY OF DIRECTORS. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

          (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

          (iii) under Section 174 of the Delaware General Corporation Law or

          (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is amended after approval by the stockholders of this subsection 5.1 of Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     5.2. EFFECT OF ANY REPEAL OR MODIFICATION OF SUBSECTION 5.1. Any repeal or modification of subsection 5.1 of this Article NINTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     5.3. INDEMNIFICATION AND INSURANCE.

     5.3A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subsection 5.3b of this Article NINTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subsection 5.3a of Article NINTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subsection 5.3a of Article NINTH or otherwise.

     5.3B. RIGHT OF CLAIMANT TO BRING SUIT. If a claim which the corporation is obligated to pay under subsection 5.3a of this Article NINTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     5.3C. MISCELLANEOUS. The provisions of this Section 5.3 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section 5.3 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

     5.3D. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 5.3 of Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     5.3E. INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     5.3F. INDEMNIFICATION OF AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this Section 5.3 of Article NINTH with respect to the indemnification and advancement of expenses of directors, officers and employees of the corporation.

     Similar indemnification provisions in Section 5 of Article NINTH of the Certificate of Incorporation of Ford are applicable to directors, officers and employees of Ford Credit who serve as such at the request of Ford.

     Paragraph XXVI (formerly Paragraph XXIV) of Ford's Savings and Stock Investment Plan provides as follows with respect to the members of the Savings and Stock Investment Plan Committee:

          No member of the Committee or alternate for a member or director, officer or employe of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his own bad faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or employe of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a member of the Committee or an alternate for a member or a director, officer or employe of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or hold him harmless.

     Pursuant to the Underwriting Agreements relating to its underwritten offerings of securities, the underwriters have agreed to indemnify Ford Credit, each officer and director of Ford Credit and each person, if any, who controls Ford Credit within the meaning of the Securities Act of 1933, against certain liabilities, including liabilities under said Act. The Sales Agency Agreements and the Purchase Agreements filed as Exhibits to, or incorporated by reference in, Ford Credit's Registration Statements relating to its offerings of medium-term notes, floating rate notes, capital notes, variable rate notes, original issue discount notes and notes provide for similar indemnification by the Agents named therein.

     Ford Credit is insured for liabilities it may incur pursuant to Article NINTH of its Certificate of Incorporation relating to the indemnification of its directors, officers and employes. In addition, directors, officers and certain key employes are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit's Certificate of Incorporation. The premium for both insurance coverages is paid by Ford.

     Pursuant to Paragraph X of the Ford Money Market Account Program (the "Program") each member and alternate or a member of the Program Committee and each officer and director of each Participating Company is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Program.

     Pursuant to Paragraph VIII of the Ford Money Market Account Plan (the "Plan") each member and alternate member of the Plan Committee and each officer, director and employe of Ford Credit is indemnified against all loss, cost, liability or expense reasonably incurred in connection with or resulting from any claim, action, suit or proceeding in which such person is involved or may be involved by reason of any action or failure to act under the Plan.

ITEM 16. EXHIBITS.

     Exhibit 4-A -- Form of Indenture dated as of July 1, 1985 between Ford Credit and The Bank of New York, Trustee, filed as Exhibit 4-A to Registration Statement No. 2-96762 and incorporated herein by reference.

     Exhibit 4-B -- Form of Note (included in Exhibit 4-A at pages 1 through 6).

     Exhibit 4-C -- Form of First Supplemental Indenture dated as of November 15, 1987 between Ford Credit and The Bank of New York, Trustee, filed as
        Exhibit 4-C to Registration Statement No. 33-18496 and incorporated herein by reference.

     Exhibit 4-D -- Form of Second Supplemental Indenture dated as of October 15, 1988 between Ford Credit and The Bank of New York, Trustee, filed as
        Exhibit 4-D to Registration Statement No. 33-24928 and incorporated herein by reference.


     Exhibit 4-E -- Form of Third Supplemental Indenture dated as of January 1, 1996 between Ford Credit and The Bank of New York, Trustee.*


     Exhibit 4-F -- Ford Money Market Account Plan.*


     Exhibit 5 -- Opinion of Hurley D. Smith, Secretary and Corporate Counsel of Ford Credit, as to the legality of the Notes registered hereunder.*



     Exhibit 12-A -- Calculation of Ratio of Earnings to Fixed Charges of Ford Credit.*



     Exhibit 12-B -- Calculation of Ratio of Earnings to Fixed Charges of Ford.*



     Exhibit 15 -- Letter from Coopers & Lybrand L.L.P. regarding unaudited interim financial information.*



     Exhibit 23-A -- Consent of Coopers & Lybrand L.L.P.*



     Exhibit 23-B -- Consent of Hurley D. Smith is contained in his opinion filed as Exhibit 5 to this Registration Statement.*



     Exhibit 24 -- Powers of Attorney.*


     Exhibit 25 -- Statement of Eligibility on Form T-1 of The Bank of New York, Trustee.*
-------------------------
* Previously filed.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs 1(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ford Credit pursuant to the provisions described under Item 15 above, or otherwise, Ford Credit has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ford Credit or Ford of expenses incurred or paid by a director, officer or controlling person of Ford Credit in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ford Credit, or Ford, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3, THAT THE SECURITY RATING REQUIREMENT OF TRANSACTION REQUIREMENT B.2. OF FORM S-3 WILL BE MET BY THE TIME OF THE EFFECTIVENESS OF THE REGISTRATION STATEMENT, AS AMENDED BY THIS AMENDMENT NO. 2 AND HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DEARBORN, STATE OF MICHIGAN, ON THE 16TH DAY OF JANUARY, 1996.


                                            FORD MOTOR CREDIT COMPANY

                                                         WILLIAM E. ODOM*
                                               By -----------------------------
                                                  (WILLIAM E. ODOM, CHAIRMAN OF
                                                           THE BOARD
                                                          OF DIRECTORS)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.



                SIGNATURE                                 TITLE                      DATE
------------------------------------------   -------------------------------   -----------------
                                                  Chairman of the Board
                                                    of Directors and
                                                   Director (principal
             WILLIAM E. ODOM*                      executive officer)
   ....................................
            (WILLIAM E. ODOM)
                                                 Director and Executive
                                                 Vice President--Finance
                                                  (principal financial
            KENNETH J. COATES*                          officer)
   ....................................
           (KENNETH J. COATES)
                                                  Controller (principal
            TERRENCE F. MARRS*                     accounting officer)
   ....................................
           (TERRENCE F. MARRS)
            JOHN G. CLISSOLD*                           Director
   ....................................
            (JOHN G. CLISSOLD)                                                 January 16, 1996

            EDSEL B. FORD II*                           Director
   ....................................
            (EDSEL B. FORD II)
            DAVID N. MCCAMMON*                          Director
   ....................................
           (DAVID N. MCCAMMON)
            GREGORY C. SMITH*                           Director
   ....................................
            (GREGORY C. SMITH)
            ROBERT D. WARNER*                           Director
   ....................................
            (ROBERT D. WARNER)
             KENNETH WHIPPLE*                           Director
   ....................................
            (KENNETH WHIPPLE)
        * By /s/ R. P. CONRAD
   ------------------------------------
       (R. P. CONRAD, ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX

EXHIBIT NO.                                           DESCRIPTION
------------           -------------------------------------------------------------------------
Exhibit 4-A      --    Form of Indenture dated as of July 1, 1985 between Ford Credit and The
                       Bank of New York, Trustee, filed as Exhibit 4-A to Registration Statement
                       No. 2-96762 and incorporated herein by reference.
Exhibit 4-B      --    Form of Note (included in Exhibit 4-A at pages 1 through 6).
Exhibit 4-C      --    Form of First Supplemental Indenture dated as of November 15, 1987 between Ford Credit and The Bank of New York, Trustee, filed as Exhibit
                       4-C to Registration Statement No. 33-18496 and incorporated herein by reference.
Exhibit 4-D      --    Form of Second Supplemental Indenture dated as of October 15, 1988 between Ford Credit and The Bank of New York, Trustee, filed as Exhibit
                       4-D to Registration Statement No. 33-24928 and incorporated herein by reference.
Exhibit 4-E      --    Form of Third Supplemental Indenture dated as of January 1, 1996 between
                       Ford Credit and The Bank of New York, Trustee.*
Exhibit 4-F      --    Ford Money Market Account Plan.*
Exhibit 5        --    Opinion of Hurley D. Smith, Secretary and Corporate Counsel of Ford
                       Credit, as to the legality of the Notes registered hereunder.*
Exhibit 12-A     --    Calculation of Ratio Earnings to Fixed Charges of Ford Credit.*
Exhibit 12-B     --    Calculation of Ratio of Earnings to Fixed Charges of Ford.*
Exhibit 15       --    Letter from Coopers & Lybrand L.L.P. regarding unaudited interim financial information.*
Exhibit 23-A     --    Consent of Coopers & Lybrand L.L.P.*
Exhibit 23-B     --    Consent of Hurley D. Smith is contained in his opinion filed as Exhibit 5 to this Registration Statement.*
Exhibit 24       --    Powers of Attorney.*
Exhibit 25       --    Statement of Eligibility on Form T-1 of The Bank of New York, Trustee.*


------------
* Previously filed